UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) was previously the independent registered public accounting firm for Forward Air Corporation (“Forward”). On March 24, 2025, EY was dismissed as authorized by the Audit Committee of the Board of Directors (“Audit Committee”).
During the two fiscal years ended December 31, 2024 and 2023, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between Forward and EY on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their report to the subject matter of the disagreement.

During the two fiscal years ended December 31, 2024 and 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in Forward’s internal controls over financial reporting as of December 31, 2024, relating to the accounting for the Omni Newco LLC (“Omni”) business combination, within the following processes (a) initial purchase accounting, (b) accounting for the related income taxes and (c) accounting for impairment related to the Omni business, all of which were reported in Part II, Item 9A of Forward’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

These reportable events were discussed among the Audit Committee and EY. EY has been authorized by the Company to respond fully to the inquiries of KPMG, LLP (“KPMG”), the successor independent registered public accounting firm, concerning these reportable events.

The audit reports of EY on the consolidated financial statements of Forward as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Forward provided EY a copy of this Form 8-K prior its filing with the U.S Securities & Exchange Commission (“Commission”) and requested EY to provide to Forward a letter addressed to the Commission stating whether EY agrees with the statements made by Forward in response to Item 304(a) of Regulation S-K. A copy of EY’s letter, dated March 27, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 27, 2025, KPMG was engaged by the Audit Committee as Forward’s independent registered public accounting firm.

During the fiscal years ended December 31, 2024 and 2023, and during the subsequent interim period from January 1, 2025 through March 27, 2025 neither the Company nor anyone on its behalf consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
16.1	Letter from Ernst & Young LLP, dated March 27, 2025.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: March 27, 2025	By:	/s/ Jamie Peirson
	Name: Title:	Jamie Peirson Chief Financial Officer